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                                                                    EXHIBIT 12.1

                  PRIME GROUP REALTY TRUST AND THE PREDECESSOR

             STATEMENTS REGARDING COMPUTATION OF RATIOS OF EARNINGS
           TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

                             (DOLLARS IN THOUSANDS)

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                                           Prime Group Realty Trust - Historical                       Predecessor - Historical
                                       ----------------------------------------------- ---------------------------------------------
                                                                        Period from      Period from
                                                                       November 17,        January 1,
                                                                       1997 through      1997 through
                                           Year ended December 31,     December 31,      November 16,     Year ended December 31,
                                             1999           1998           1997              1997           1996          1995
                                       ----------------------------------------------- ---------------------------------------------
Earnings
  Income (loss) before preferred share
   distributions and minority interest
   per the consolidated/combined

   financial statements..............      $33,567         $30,866         $1,427          $(29,050)        $(31,417)    $ (29,576)
  Interest expense...................       42,648          30,901          1,680            34,417           37,217        36,234
  Amortization of debt issuance costs        2,424           1,230            140               630              594         1,148
                                       ----------------------------------------------- ---------------------------------------------
  Earnings...........................      $78,639         $62,997         $3,247         $   5,997       $    6,394    $    7,806
                                       =============================================== =============================================
  Fixed Charges
  Interest expense...................      $42,648         $30,901         $1,680          $ 34,417         $ 37,217      $ 36,234
  Capitalization of interest expense.        7,986           2,498              -                 -                -             -
  Amortization of debt issuance costs        2,424           1,230            140               630              594         1,148
  Preferred share distributions......       12,103           7,971            345                 -                -             -
                                       ----------------------------------------------- ---------------------------------------------
  Total fixed charges................      $65,161         $42,600         $2,165          $ 35,047         $ 37,811      $ 37,382
                                       =============================================== =============================================
  Ratio of earnings to combined fixed
   charges and preferred share
   distributions.....................         1.21            1.48           1.50                 -                -             -
                                       =============================================== =============================================
  Excess (deficit) of earnings to
   combined fixed charges and
   preferred share distributions.....      $13,478         $20,397         $1,082          $(29,050)        $(31,417)     $(29,576)
                                       =============================================== =============================================
  Funds from Operations
  Funds from operations..............    $  53,415         $46,762         $3,619          $(14,461)        $(17,367)     $(12,733)
  Interest expense...................       42,648          30,901          1,680            34,417           37,217        36,234
  Amortization of debt issuance costs..      2,424           1,230            140               630              594         1,148
  Preferred share distributions......       12,103           7,971            345                 -                -             -
                                       ----------------------------------------------- ---------------------------------------------
  Adjusted funds from operations.....     $110,590         $86,864         $5,784          $ 20,586         $ 20,444      $ 24,649
                                       =============================================== =============================================
  Fixed Charges
  Interest expense...................      $42,648         $30,901         $1,680          $ 34,417         $ 37,217      $ 36,234
  Capitalization of interest expense.        7,986           2,498              -                 -                -             -
  Amortization of debt issuance costs..      2,424           1,230            140               630              594         1,148
  Preferred share distributions......       12,103           7,971            345                 -                -             -
                                       ----------------------------------------------- ---------------------------------------------
  Total fixed charges................      $65,161         $42,600         $2,165          $ 35,047         $ 37,811      $ 37,382
                                       =============================================== =============================================
  Ratio of funds from operations to
   combined fixed charges and
   preferred share distributions.....         1.70            2.04           2.67                 -                -             -
                                       =============================================== =============================================
  Excess (deficit) of funds from
   operations to combined fixed
   charges and preferred share             $45,429         $44,264          $3,619         $(14,461)        $(17,367)     $(12,733)
   distributions.....................
                                       =============================================== =============================================

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